U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): June 13, 2002



                               INTERCALLNET, INC.
        (Exact name of small business issuer as specified in its charter)


                                     FLORIDA
         (State or other jurisdiction of incorporation or organization)


       0-30745                                           88-0426807
(Commission File Number)                    (I.R.S. Employer Identification No.)


6340 NW 5TH WAY, FORT LAUDERDALE, FLORIDA                            33309
(Address of principal executive offices)                           (Zip code)

                                (954) 315 - 3100
                           (Issuer's telephone number)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

See Item 5. Other Events and Regulation FD Disclosure.


ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 13, 2002, Intercallnet, Inc. and its wholly-owned subsidiary Intercallnet Teleservices, Inc. (collectively the "Company"), entered into a loan agreement (the "Agreement") with Stanford Venture Capital Holdings, Inc., ("Stanford") pursuant to which the Company issued to Stanford a $1,500,000 Secured Convertible Promissory Note (the "Note"). The Note bears interest at 8% per annum and matures on June 30, 2006. Principal repayments commence on June 30, 2004 and interest is payable semi-annually, beginning on December 31, 2002.

The Company will use $900,000 of the proceeds from the Note to repay substantially all of the Company's current outstanding obligations, and for working capital and other general corporate purposes for the Company's U.S. domestic call center operations ("Working Capital Proceeds"). The remaining $600,000 will be used by the Company solely for the purpose of constructing, equipping and operating a call center in Antiqua, which shall initially consist of approximately 200 seats ("Call Center Proceeds"). The Company currently anticipates additional costs will be required to complete the call center in Antigua of approximately $1.4 million and is currently seeking additional financing and funding sources for such purpose.

The Working Capital Proceeds are subject to a funding schedule of which $350,000 was funded on June 17, 2002, with the remaining $550,000 to be funded as follows: $250,000 on July 15, 2002, $150,000 on August 15, 2002 and $150,000 on
September 15, 2002. The Call Center Proceeds of $600,000 will be funded to the Company pursuant to advance requests as approved by Stanford.

The Company also executed a Security Agreement to secure its payment and performance under the Agreement. In the Security Agreement, the Company has assigned and pledged to Stanford and granted a security interest in the Company's rights, title and interest in the Company's equipment, inventory, receivables and related contracts, intangibles and other account collateral. The Company also executed a Pledge Agreement pursuant to which the Company has pledged to Stanford and granted a security interest in all of the capital stock and proceeds therefrom of Intercallnet Teleservices, Inc.


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The Note (including principal and accrued but unpaid interest) may be converted, at the option of the holder, at any time into fully paid and non-assessable shares of the Company's restricted common stock at a conversion price of $1.20 per share, subject to certain equitable adjustments. Such conversion must be exercised, if at all, in increments of no less than $100,000. The Agreement further contains certain financial, affirmative and negative covenants.

The Agreement also provides Stanford with certain registration rights, and other rights and obligations, in accordance with the provisions of the Registration Rights Agreement and certain Shareholders' Agreement, each dated as of February 28, 2002, between Intercallnet, Inc. and Stanford.

As calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Stanford beneficially owns as of June 17, 2002 approximately 37% of the voting securities of Intercallnet, Inc.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      The following documents are filed as part of this report:

10.39 Loan Agreement dated as of June 13, 2002, entered into between the Company and Stanford Venture Capital Holdings, Inc. ("Stanford") (filed herewith).

10.40 8% Secured Convertible Promissory Note due June 30, 2006 dated as of June 13, 2002, entered into between the Company and Stanford (filed herewith).

10.41 Security Agreement dated as of June 13, 2002, entered into between the Company and Stanford (filed herewith).

10.42 Pledge Agreement dated as of June 13, 2002, entered into between the Company and Stanford (filed herewith).



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.





                                                    Intercallnet, Inc.
                                                       (Registrant)

Date:    June 19, 2002                              By:  /s/ Scott R. Gershon
                                                    --------------------------
                                                    SCOTT R. GERSHON
                                                    Chief Executive Officer